EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 2, 2001, relating to the financial statements for the year ending December 31, 2000, which appears in Covenant Transport, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings “Experts” and “Summary Historical Financial and Operating Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Knoxville, Tennessee
November 6, 2003